Exhibit 32.1

CERTIFICATION OF THE

PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Zoomcar Holdings, Inc. (the “Company’s Annual Report”) on Form 10-K/A for the fiscal year ended March 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Hiroshi Nishijima, as Interim Chief Executive Officer and principal executive officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of the undersigned’s knowledge and belief, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Hiroshi Nishijima
Hiroshi Nishijima
Interim Chief Executive Officer and Principal Executive Officer

Dated: July 15, 2024

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.